EXHIBIT 16.1

United States Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements under Item 4.01 (a) and (b) in the Form 8-K dated March 2, 2020, of Cyberfort Software, Inc (the “
Company
”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to agree or disagree with the other statements made by the Company in the Form 8-K.

Sincerely,

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
March 2, 2020